EXHIBIT 99.2
Financial Statements
Missouri Gas Energy
Three Months Ended
March 31, 2013

Missouri Gas Energy – Stand Alone

INDEX TO FINANCIAL STATEMENTS

(unaudited)

Financial Statements (unaudited):	Page
Balance Sheets – March 31, 2013	5
Statements of Operations – Three Months Ended March 31, 2013, Period from Acquisition (March 26, 2012) to March 31, 2012, and the Period from January 1, 2012 to March 25, 2012	7
Statements of Comprehensive Income – Three Months Ended March 31, 2013, Period from Acquisition (March 26, 2012) to March 31, 2012, and the Period from January 1, 2012 to March 25, 2012	8
Statement of Parent’s Equity in Division – Three Months Ended March 31, 2013	9
Statements of Cash Flows – Three Months Ended March 31, 2013, Period from Acquisition (March 26, 2012) to March 31, 2012, and the Period from January 1, 2012 to March 25, 2012	10
Notes to Financial Statements (unaudited)	11

FINANCIAL STATEMENTS

The unaudited interim financial statements presented here reflect the gas distribution operations of Missouri Gas Energy, a division of Southern Union Company (Southern Union) as a stand-alone business (MGE).

The accompanying unaudited interim financial statements and related footnotes present only the financial position, results of operations, comprehensive income (loss), parent’s equity in division and cash flows of MGE and reflect allocations of the cost of certain services provided to MGE for management, human resources, accounting, tax, legal, insurance and other corporate services. The unaudited interim financial statements do not include any allocation of interest expense. Management believes the amounts allocated are reasonable; however, the allocations may not be indicative of the cost of future operations or the amount of future allocations.

On March 26, 2012, all of the then outstanding stock of Southern Union was acquired by Sigma Acquisition Corporation, a wholly owned subsidiary of Energy Transfer Equity, L.P. (ETE) (the ETE Merger). Southern Union’s March 26, 2012 merger transaction with ETE was accounted for by ETE using business combination accounting.  Under this method, the purchase price paid by the acquirer is allocated to the assets acquired and liabilities assumed as of the acquisition date based on their fair value.  By the application of “push-down” accounting, Southern Union’s assets, liabilities and equity, including those for MGE reported here were accordingly adjusted to fair value on March 26, 2012.  Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions.  See Note 3 to our interim financial statements for a discussion of the estimated fair values of MGE’ assets and liabilities recorded in connection with the ETE Merger.

Due to the application of “push-down” accounting, the unaudited interim financial statements and certain footnote disclosures of MGE are presented in two distinct periods to indicate the application of two different bases of accounting. Periods prior to March 26, 2012 are identified herein as “Predecessor,” while the period subsequent to the ETE Merger is identified as “Successor.”

Definitions

AOCI	accumulated other comprehensive income (loss)
ETE	Energy Transfer Equity, L.P.
ETP	Energy Transfer Partners, L.P., a subsidiary of ETE
GAAP	accounting principles generally accepted in the United States
MPSC	Missouri Public Service Commission
MGE	Missouri Gas Energy
NEG	New England Gas Company

Missouri Gas Energy – Stand Alone
BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	Successor
	March 31,	December 31,
	2013	2012
ASSETS

Utility plant	$655,961	$649,953
Less: Accumulated depreciation and amortization	(21,601)	(15,793)
Construction work in progress	3,417	4,152
Net utility plant	637,777	638,312
Goodwill	132,604	132,604
Other investments	3,334	3,334
Other property and investments	135,938	135,938
Current assets:
Cash and cash equivalents	89,302	16,641
Accounts receivable:
Utility	71,193	50,363
Utility unbilled revenues	25,909	33,595
Associated companies	14,312	14,477
Other	5,005	4,644
Allowance for doubtful accounts	(1,300)	(500)
Inventories:
Natural gas stored underground	4,966	49,083
Materials and supplies at average cost	3,864	3,780
Derivative instrument asset	5,714	—
Prepayments and other	1,050	1,437
Total current assets	220,015	173,520
Deferred charges:
Regulatory assets	60,984	62,523
Deferred purchased gas costs	—	39,039
Other	9,073	7,560
Total deferred charges	70,057	109,122
Total assets	$1,063,787	$1,056,892

The accompanying notes are an integral part of these financial statements.

Missouri Gas Energy – Stand Alone
BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	Successor
	March 31,	December 31,
	2013	2012
CAPITALIZATION AND LIABILITIES

Capitalization:
Parent's equity in division	$724,674	$700,544
Total capitalization	724,674	700,544
Current liabilities:
Accounts payable	24,075	32,154
Advanced customer billings	3,362	23,536
Wages and compensation accrued	7,546	6,320
Derivative instrument liability	—	8,142
Customer deposits	8,479	8,317
Taxes accrued	21,551	15,855
Deferred income taxes	9,139	10,626
Other	1,201	1,137
Total current liabilities	75,353	106,087
Deferred credits and other liabilities:
Deferred income taxes	170,887	167,000
Pension and postretirement benefit costs	61,780	64,389
Regulatory liabilities	2,264	2,289
Deferred purchased gas costs	9,124	—
Other	19,705	16,583
Total deferred credits and other liabilities	263,760	250,261
Commitments and contingencies (Note 10)
Total capitalization and liabilities	$1,063,787	$1,056,892

The accompanying notes are an integral part of these financial statements.

Missouri Gas Energy – Stand Alone
STATEMENTS OF OPERATIONS
(Dollars in thousands)
(unaudited)

	Successor		Predecessor
	Three Months	Period from	Period from
	Ended	March 26 -	January 1 -
	March 31,	March 31,	March 25,
	2013	2012	2012

Operating revenues:
Regulated gas distribution	$212,285	$6,287	$158,321
Other	4,704	219	3,975
Total operating revenues	216,989	6,506	162,296
Operating expenses:
Natural gas	148,528	2,724	101,739
Other operation expenses	21,706	11,344	21,208
Maintenance	5,102	324	4,333
Depreciation and amortization	7,571	481	7,032
Taxes, other than income taxes	16,246	571	12,577
Total operating expenses	199,153	15,444	146,889
Operating income (loss)	17,836	(8,938)	15,407
Other income - net	185	1	54
Interest income	108	1	37
Income (loss) before income taxes	18,129	(8,936)	15,498
Income tax expense (benefit)	7,018	(2,644)	6,001
Net income (loss)	$11,111	$(6,292)	$9,497

The accompanying notes are an integral part of these financial statements.

Missouri Gas Energy – Stand Alone
STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Dollars in thousands)
(unaudited)

	Successor		Predecessor
	Three Months	Period from	Period from
	Ended	March 26 -	January 1 -
	March 31,	March 31,	March 25,
	2013	2012	2012

Net income (loss)	$11,111	$(6,292)	$9,497
Other comprehensive income, before tax:
Defined benefit pension and other
postretirement benefit plans:
Net actuarial gain arising during the period	963	—	1,366

Other comprehensive income, before tax:	963	—	1,366
Income tax expense related to items of
other comprehensive income	(286)	—	(528)

Other comprehensive income, net of tax	677	—	838

Comprehensive income (loss)	$11,788	$(6,292)	$10,335

The accompanying notes are an integral part of these financial statements.

Missouri Gas Energy – Stand Alone
STATEMENT OF PARENT’S EQUITY IN DIVISION
For the three months ended March 31, 2013
(Dollars in thousands)
(unaudited)

	Parent’s		Total Parent’s
	Equity in		Equity in
	Division	AOCI	Division

Successor:
Balance, January 1, 2013	$709,836	$(9,292)	$700,544
Other comprehensive income, net of tax	—	677	677
Net income	11,111	—	11,111
Net transactions with parent	12,342	—	12,342

Balance, March 31, 2013	$733,289	$(8,615)	$724,674

The accompanying notes are an integral part of these financial statements.

Missouri Gas Energy – Stand Alone
STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Successor		Predecessor
		Period from
		Acquisition	Period from
	Three Months	(March 26,	January 1,
	Ended	2012) to	2012 to
	March 31,	March 31,	March 25,
	2013	2012	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$11,111	$(6,292)	$9,497
Reconciliation of net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	7,571	481	7,032
Deferred income taxes	2,115	(308)	6,837
Change in assets and liabilities:
Accounts receivable	(20,391)	(8,791)	7,913
Accounts receivable - associated companies	165	(12,511)	19,382
Accounts payable and advanced
customer billings	(28,079)	4,697	(35,055)
Taxes accrued	5,696	1,538	(296)
Natural gas stored underground	44,117	—	18,493
Other assets and liabilities	49,620	35,403	9,317
Net changes in derivatives	(13,774)	—	(1,957)
Net change in pension and post retirement	963	—	1,366
Delayed customer billings	7,686	(6,506)	22,683
Net cash flows provided by operating activities	66,800	7,711	65,212
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(6,481)	—	(6,386)
Net cash flows used in investing activities	(6,481)	—	(6,386)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net investment by (advances to) parent	12,342	(7,711)	(55,561)
Other	—	—	(3,090)
Net cash flows provided by (used in)
financing activities	12,342	(7,711)	(58,651)
INCREASE IN CASH AND
CASH EQUIVALENTS	72,661	—	175
CASH AND CASH EQUIVALENTS,
beginning of period	16,641	1,790	1,615
CASH AND CASH EQUIVALENTS, end of period	$89,302	$1,790	$1,790

The accompanying notes are an integral part of these financial statements.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS
(Tabular dollar amounts are in thousands)
(unaudited)

NOTE 1 – OPERATIONS AND ORGANIZATION
MGE is primarily engaged in the local distribution of natural gas and serves natural gas end-use customers in western Missouri.
In December 2012, Southern Union Company (Southern Union) entered into definitive purchase and sale agreements dated December 14, 2012 with Plaza Missouri Acquisition, Inc. (Plaza Missouri) and Plaza Massachusetts Acquisition, Inc. (Plaza Massachusetts), both of which are subsidiaries of The Laclede Group, Inc. (Laclede), pursuant to which Plaza Missouri has agreed to acquire the assets of Southern Union’s MGE division, and Plaza Massachusetts has agreed to acquire the assets of Southern Union’s NEG division for an aggregate purchase price of approximately $1.035 billion including the assumption of $19.5 million in outstanding debt, subject to customary closing adjustments.  Effective January 11, 2013, Laclede’s subsidiary, Laclede Gas Company (Laclede Gas), and Plaza Missouri entered into an assignment and assumption agreement pursuant to which Laclede Gas assumed all of Plaza Missouri’s duties and obligations under its purchase and sale agreement with Southern Union. Subsequently, on February 11, 2013, Laclede announced that it had entered into an agreement with Algonquin Power & Utilities Corp (APUC), pursuant to which APUC agreed to acquire, through a subsidiary, all of the outstanding shares of common stock of Plaza Massachusetts from Laclede immediately prior to Plaza Massachusetts’ purchase of the assets of NEG from Southern Union, subject to certain approvals.  It is expected that the transactions contemplated by the purchase and sale agreements will close by the end of the third quarter of 2013.
See Note 3 for information related to Southern Union’s merger with ETE.

NOTE 2 – ESTIMATES, SIGNIFICANT ACCOUNTING POLICIES AND BALANCE SHEET
DETAIL
These notes are an integral part of the accompanying unaudited interim financial statements of MGE. The unaudited interim financial statements have been prepared in accordance with GAAP for interim financial information. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. However, management believes that the unaudited interim financial statements include all adjustments (consisting of only normal and recurring accruals) and disclosures necessary for the fair presentation of the financial position, results of the operations, and cash flows for the periods presented. There have been no changes in MGE’s accounting policies as disclosed in the financial statements for the year ended December 31, 2012. These unaudited interim financial statements should be read in conjunction with the Notes to Financial Statements contained in MGE’s financial statements for the year ended December 31, 2012. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year due to the seasonal nature of MGE’s operations.
The accompanying unaudited interim financial statements and related footnotes present only the financial position, results of operations, comprehensive income (loss), parent’s equity in division and cash flows of MGE and reflect allocations of the cost of certain services provided to MGE for management, human resources, accounting, tax, legal, insurance and other corporate services. The unaudited interim financial statements do not include any allocation of interest expense. Management believes the amounts allocated are reasonable; however, the allocations may not be indicative of the cost of future operations or the amount of future allocations.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)
(unaudited)

NOTE 2 – ESTIMATES, SIGNIFICANT ACCOUNTING POLICIES AND BALANCE SHEET DETAIL –
Continued

1.	Franchise and Sales Taxes
Gross receipts taxes associated with MGE are imposed on the organization and billed to its customers. These amounts are recorded gross in the statements of operations. Amounts recorded in Regulated Gas Distribution Operating Revenues were $13.2 million, $0 million and $10.8 million for the three months ended March 31, 2013, the period from Acquisition (March 26, 2012) to March 31, 2012 and the period from January 1, 2012 to March 25, 2012, respectively. Franchise taxes are expensed by MGE and included in Taxes, other than income taxes.
Sales taxes imposed on applicable sales of MGE are billed to customers. These amounts are not recorded in the statements of operations, but are recorded as both Accounts Receivable and as tax collections payable included as Other in the Current Liabilities section of the balance sheets.

2.	Subsequent Events

Management has evaluated subsequent events through May 2, 2013, the date the financial statements were available to be issued. For more information, see Note 10.

NOTE 3 – ETE MERGER AND OTHER TRANSACTIONS

1.	Description of Merger
On March 26, 2012, Southern Union, ETE, and Sigma Acquisition Corporation, a wholly-owned subsidiary of ETE (Merger Sub), completed their previously announced merger transaction.  Pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, as amended by Amendment No. 1 thereto dated as of September 14, 2011 (as amended, the Merger Agreement), among Southern Union, ETE and Merger Sub, Merger Sub was merged with and into Southern Union, with Southern Union continuing as the surviving corporation as an indirect, wholly-owned subsidiary of ETE.  The ETE Merger became effective on March 26, 2012 at 12:59 p.m., Eastern Time (the Effective Time).

2.	Allocation of Consideration Transferred
The ETE Merger was accounted for using business combination accounting under applicable accounting principles.  Business combination accounting requires, among other things, that assets acquired and liabilities assumed be recognized on the balance sheet at their fair values as of the acquisition date. The table below represents the allocation of the total consideration to MGE’s tangible and intangible assets and liabilities as of March 26, 2012 based upon management’s estimate of their respective fair values:

Cash and cash equivalents	$1,790
Other current assets	143,504
Property and equipment	629,453
Goodwill	132,604
Other noncurrent assets	80,450
Deferred income taxes	(168,524)
Other liabilities	(215,654)
Total purchase price	$603,623

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)
(unaudited)

NOTE 3 – ETE MERGER AND OTHER TRANSACTIONS – Continued
The goodwill resulting from the ETE Merger was primarily due to expected commercial and operational synergies and is not deductible for tax purposes.

NOTE 4 – PARENT’S EQUITY IN DIVISION
Southern Union uses a centralized approach to cash management in which all cash receipts and cash disbursements are processed through Southern Union’s cash accounts with corresponding credit or charges to intercompany accounts with MGE. MGE’s intercompany accounts are also credited and charged for allocations of corporate costs. The intercompany accounts representing intercompany payables to the parent are classified in parent’s equity in division.
Selling, general and administrative expenses in the statements of operations include expenses allocated by Southern Union to cover legal, accounting, treasury, tax, human resources, information technology, insurance and other corporate services provided to MGE. These allocations were based on the modified Massachusetts formula typically based on non-gas cost related expenses, utility investment, throughput volumes and other measures that management believes are reasonable and result in an allocation of Southern Union’s cost of doing business amongst the divisions and subsidiaries of Southern Union Company.
The following table summarizes MGE’s transactions with associated companies:

	Successor		Predecessor
		Period from
		Acquisition	Period from
	Three Months	(March 26 -	January 1,
	Ended	2012) to	2012 to
	March 31,	March 31,	March 25,
	2013	2012	2012

Allocations included in operating expenses:
Service fee - 1.5% of net sales	$—	$51	$756
Royalty fee - 1% of net sales	—	34	504
Joint and common cost allocation	250	130	1,686

Total	$250	$215	$2,946

Allocations included in construction costs:
Joint and common cost allocation	$—	$49	$638
In June 2012, Southern Union discontinued billing MGE for the service fee and the royalty fee. Only the joint and common cost allocation continues.
In addition to the amounts allocated to MGE noted above, a non-recurring allocation of termination expenses associated with the ETE merger with Southern Union occurred in March 2012. Termination expenses totaling $9.6 million were allocated to MGE related to termination of contracts with the executives of Southern Union Company and are included in Other Operating Expenses.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)
(unaudited)

NOTE 5 – COMPREHENSIVE INCOME (LOSS)

The table below sets forth the tax amounts included in the respective components of other comprehensive income (loss) for the periods presented:

	Successor		Predecessor
		Period from
		Acquisition	Period from
	Three Months	(March 26 -	January 1,
	Ended	2012) to	2012 to
	March 31,	March 31,	March 25,
	2013	2012	2012

Income taxes included in other
comprehensive income (loss):
Actuarial loss (gain) relating to pension
and other postretirement benefits	$(286)	$—	$(528)
Total	(286)	—	(528)

The table below presents the components in accumulated other comprehensive income (loss), net of tax, as of the dates indicated:

	Successor
	March 31,	December 31,
	2013	2012

Benefit plans:
Net actuarial loss and prior service costs - pensions	$(7,031)	$(7,625)
Net actuarial loss and prior service costs - post retirement	(1,584)	(1,667)
Total accumulated other comprehensive loss, net of tax	$(8,615)	$(9,292)

NOTE 6 – RETIREMENT BENEFITS
Southern Union has funded non-contributory defined benefit pension plans to cover substantially all distribution operation employees. Normal retirement age is 65, but certain plan provisions allow for earlier retirement. Pension benefits are calculated under formulas principally based on average earnings and length of service for salaried and non-union employees and average earnings and length of service or negotiated non-wage based formulas for union employees.
The postretirement benefits include health care plans that generally provide for cost sharing between Southern Union and its retirees in the form of retiree contributions, deductibles, coinsurance, and a fixed cost cap on the amount Southern Union pays annually to provide future retiree health care coverage under certain of these plans.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)
(unaudited)

NOTE 6 – RETIREMENT BENEFITS – Continued

Components of Net Periodic Benefit Cost

The following tables set forth the components of net periodic benefit cost of MGE’s pension and postretirement benefit plans for the periods presented below:

	Pension Benefits			Other Postretirement Benefits
	Successor		Predecessor	Successor		Predecessor
	Three-Month Period Ended March 31,	Period from Acquisition March 26, 2012 to March 31,	Period from January 1, 2012 to March 25,	Three-Month Period Ended March 31,	Period from Acquisition March 26, 2012 to March 31,	Period from January 1, 2012 to March 25,

	2013	2012	2012	2013	2012	2012

Net periodic benefit cost:
Service cost	$838	$61	$642	$87	$7	$69
Interest cost	1,606	140	1,558	231	21	249
Expected return on plan assets	(2,438)	(187)	(1,846)	(456)	(37)	(386)
Prior service cost (credit) amortization	—	—	86	—	—	—
Actuarial loss (gain) amortization	604	—	1,789	136	—	—
	610	14	2,229	(2)	(9)	(68)
Regulatory adjustment (1)	1,890	4	253	2	9	657

Net periodic benefit cost	$2,500	$18	$2,482	$—	$—	$589

(1)
MGE recovers certain qualified pension benefit plan and other postretirement benefit plan costs through rates charged to utility customers.  Certain utility commissions require that the recovery of these costs be based on the Employee Retirement Income Security Act of 1974, as amended, or other utility commission specific guidelines.  The difference between these regulatory-based amounts and the periodic benefit cost calculated pursuant to GAAP is deferred as a regulatory asset or liability and amortized to expense over periods in which this difference will be recovered in rates, as promulgated by the applicable utility commission.

NOTE 7 – TAXES ON INCOME
The following table provides a summary of income tax expense (benefit) for the periods presented:

	Successor		Predecessor
		Period from Acquisition March 26, 2012 to March 31,	Period from January 1, 2012 to March 25,
	Three-Month Period Ended March 31,

	2013	2012	2012
Income tax expense (benefit)	$7,018	$(2,644)	$6,001
Effective tax rate	39%	30%	39%

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)
(unaudited)

NOTE 7 – TAXES ON INCOME – Continued
MGE’s effective tax rate (ETR) in the successor period ending March 31, 2012 is lower due to MGE's pretax loss as a result of ETE merger related expenses coupled with non-deductible executive compensation included in the merger related expenses.

NOTE 8 – DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES
MGE is exposed to certain risks in its ongoing business operations.  The primary risk managed by using derivative instruments is commodity price risk.  Natural gas price swaps are the principal derivative instruments used by MGE to manage commodity price risk associated with purchases and/or sales of natural gas, although other commodity derivative contracts may also be used from time to time.  MGE recognizes all derivative instruments as assets or liabilities at fair value in the balance sheets. To a lesser extent, call options are also used for mitigating price fluctuations in gas costs.

1.	Commodity Contracts
MGE enters into natural gas commodity financial instruments to manage the exposure to changes in the cost of natural gas passed through to utility customers that result from movements in market commodity prices.  The cost of the derivative instruments and settlement of the respective obligations are recovered from utility customers through the purchased natural gas adjustment clause as authorized by the applicable regulatory authority and therefore do not impact earnings.
Natural Gas Price Swaps.  As of March 31, 2013, MGE had outstanding pay-fixed natural gas price swaps with total notional amounts of 14.0 Bcf, 8.2 Bcf and 0.2 Bcf for the remainder of 2013, 2014 and 2015, respectively. These natural gas price swaps are accounted for as economic hedges, with changes in their fair value recorded to deferred natural gas purchases.
MGE has master netting arrangements with certain of its counterparties, which permit applicable obligations of the parties to be settled on a net versus gross basis. If a right of offset exists, the fair value amounts for the derivative instruments are reported in the balance sheets on a net basis.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)
(unaudited)

NOTE 8 – DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES – Continued

2.	Summary Financial Statement Information
The following table summarizes the fair value amounts of MGE’s asset and liability derivative instruments and their location reported in the balance sheets at the dates indicated:

	Fair Value - 3 Month
	Derivative Assets		Derivative Liabilities
	Successor		Successor
	March 31,	December 31,	March 31,	December 31,
Balance Sheet Location	2013	2012	2013	2012

Economic hedges:
Commodity contracts:
Natural gas price swaps:
Derivative instrument asset	$5,714	$—	$—	$—
Deferred charges	505	587	—	—
Derivative instrument liability	—	—	—	8,142

Total	$6,219	$587	$—	$8,142

The following table summarizes the location and amount (excluding income tax effects) of derivative instrument gains and losses reported in MGE’s financial statements for the periods presented:

	Successor		Predecessor
		Period from Acquisition March 26, 2012 to March 31,	Period from January 1, 2012 to March 25,
	Three-Month Period Ended March 31,

	2013	2012	2012

Economic hedges:
Commodity contracts:
Change in fair value - decrease in deferred
natural gas purchases	$(13,774)	$—	$(1,957)

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)
(unaudited)

NOTE 8 – DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES – Continued
The following tables summarize the offsetting positions of derivative assets and liabilities on a gross basis:

Offsetting of Derivative Assets
March 31, 2013
	Gross	Gross Amount	Net Amount of
	Amount of	Offset in the	Assets Presented		Cash
	Recognized	Combined	In the Combined	Financial	Collateral
Description	Assets	Balance Sheet	Balance Sheet	Instrument	Received	Net Amount

Derivatives	$8,628	$(2,409)	$6,219	$—	$—	$—

Offsetting of Derivative Liabilities
March 31, 2013
Net Amount of
	Gross	Gross Amount	Liabilities
	Amount of	Offset in the	Presented		Cash
	Recognized	Combined	In the Combined	Financial	Collateral
Description	Liabilities	Balance Sheet	Balance Sheet	Instrument	Received	Net Amount

Derivatives	$2,409	$(2,409)	$—	$—	$—	$—

Offsetting of Derivative Assets
December 31, 2012
	Gross	Gross Amount	Net Amount of
	Amount of	Offset in the	Assets Presented		Cash
	Recognized	Combined	In the Combined	Financial	Collateral
Description	Assets	Balance Sheet	Balance Sheet	Instrument	Received	Net Amount

Derivatives	$1,533	$(946)	$587	$—	$—	$—

Offsetting of Derivative Liabilities
December 31, 2012
Net Amount of
	Gross	Gross Amount	Liabilities
	Amount of	Offset in the	Presented		Cash
	Recognized	Combined	In the Combined	Financial	Collateral
Description	Liabilities	Balance Sheet	Balance Sheet	Instrument	Received	Net Amount

Derivatives	$9,088	$(946)	$8,142	$—	$—	$—

3.	Derivative Instrument Contingent Features
Certain of MGE’s derivative instruments contain provisions that require Southern Union’s debt to be maintained at an investment grade credit rating from each of the major credit rating agencies.  If Southern Union’s debt were to fall below investment grade, Southern Union would be in violation of these provisions, and the counterparties to the derivative instruments could potentially require Southern Union to post collateral for certain of the derivative instruments.  The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a net liability position at March 31, 2013 was zero.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)
(unaudited)

NOTE 9 – FAIR VALUE MEASUREMENT
The following table sets forth the MGE’s assets and liabilities that are measured at fair value on a recurring basis at the date indicated:

Fair Value
	as of	Fair Value Measurements at March 31, 2013
	March 31,	Using Fair Value Hierarchy
	2013	Level 1	Level 2	Level 3

Fair value measurement:
Assets:
Commodity derivatives	$6,219	—	$6,219	$—

Total	$6,219	$—	$6,219	$—

Liabilities:
Commodity derivatives	$—	$—	$—	$—

Total	$—	$—	$—	$—

	Fair Value
	as of	Fair Value Measurements at December 31, 2012
	March 31,	Using Fair Value Hierarchy
	2013	Level 1	Level 2	Level 3

Fair value measurement:
Assets:
Commodity derivatives	$587	—	$587	$—

Total	$587	$—	$587	$—

Liabilities:
Commodity derivatives	$8,142	$—	$8,142	$—

Total	$8,142	$—	$8,142	$—

MGE has no Level 1 or Level 3 instruments measured at fair value at March 31, 2013 and there were no transfers between hierarchy levels. MGE’s Level 2 instruments primarily include natural gas swap derivatives that are valued using pricing models based on an income approach that discounts future cash flows to a present value amount. The significant pricing model inputs for natural gas swap derivatives include published NYMEX forward index prices for delivery of natural gas at Henry Hub, Permian Basin and Waha. The pricing models also adjust for nonperformance risk associated with the counterparty or MGE, as applicable; through the use of credit risk adjusted discount rates based on published default rates.
Due to their short-term nature, the approximate fair value of MGE’s cash and cash equivalents, accounts receivable and accounts payable is equal to book value.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)
(unaudited)

NOTE 10 – REGULATORY MATTERS, COMMITMENTS, CONTINGENCIES, AND
ENVIRONMENTAL LIABILITIES

1.	Environmental Matters
MGE is subject to federal, state and local laws, rules and regulations regarding water quality, hazardous and solid waste management, air quality control and other environmental matters. These laws, rules and regulations require MGE to conduct operations in a specified manner and to obtain and comply with a wide variety of environmental registrations, licenses, permits, inspections and other approvals. Failure to comply with environmental laws, rules and regulations may expose the organization to significant fines, penalties and/or interruptions in operations. MGE’s environmental policies and procedures are designed to achieve compliance with such applicable laws and regulations. These evolving laws and regulations and claims for damages to property, employees, other persons and the environment resulting from current or past operations may result in significant expenditures and liabilities in the future. MGE engages in a process of updating and revising its procedures for the ongoing evaluation of its operations to identify potential environmental exposures and enhance compliance with regulatory requirements.

2.	Environmental Remediation
MGE is responsible for environmental remediation at various contaminated sites that are primarily associated with former manufactured gas plants (MGPs) and sites associated with the operation and disposal activities of former MGPs that produced a fuel known as “town gas.” Some byproducts of the historic manufactured gas process may be regulated substances under various federal and state environmental laws. To the extent these byproducts are present in soil or groundwater at concentrations in excess of applicable standards, investigation and remediation may be required. The sites include properties that are part of the organization’s ongoing operations, sites formerly owned or used by MGE and sites owned by third parties. Remediation typically involves the management of contaminated soils and may involve removal of old MGP structures and remediation of groundwater. Activities vary with site conditions and locations, the extent and nature of the contamination, remedial requirements, complexity and sharing of responsibility; some contamination may be unrelated to former MGPs. The ultimate liability and total costs associated with these sites will depend upon many factors. If remediation activities involve statutory joint and several liability provisions, strict liability, or cost recovery or contribution actions, MGE could potentially be held responsible for contamination caused by other parties. In some instances, MGE may share liability associated with contamination with other potentially responsible parties (PRPs) and may also benefit from insurance policies or contractual indemnities that cover some or all of the cleanup costs. These sites are generally managed in the normal course of business or operations.

3.	Environmental Remediation Liabilities
The table below reflects the amount of accrued liabilities recorded in the balance sheets at the dates indicated to cover environmental remediation actions where management believes a loss is probable and reasonably estimable. Except for matters discussed above, MGE does not have any material environmental remediation matters assessed as reasonably possible that would require disclosure in the financial statements.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)
(unaudited)

NOTE 10 – REGULATORY MATTERS, COMMITMENTS, CONTINGENCIES, AND
ENVIRONMENTAL LIABILITIES – Continued

	Successor
	March 31,	December 31,
	2013	2012

Current	$738	$715
Noncurrent	614	575

Total environmental liabilities	$1,352	$1,290

4.	Litigation and Other Claims
Kansas City, Missouri Natural Gas Explosion. On February 19, 2013, there was a natural gas explosion and fire at JJ’s Restaurant on the Country Club Plaza in Kansas City, Missouri. One person was killed and media reports indicate that approximately fifteen people were transported to area hospitals. The extent and nature of those injuries are unknown. Three MGE employees were taken to the hospital, one of whom was hospitalized for approximately two weeks. The single-story restaurant was completely destroyed. Immediately surrounding buildings sustained damage, but the full extent of that damage is unknown at this time. The investigation is ongoing, but it has been determined that a contractor, Heartland Midwest LLC, was in the process of installing a cable television line for Time Warner Cable via a horizontal directional drilling system and tore a hole of currently unknown size in a two-inch plastic gas main that was approximately 38 inches below the surface. Heartland Midwest, LLC purportedly failed to properly verify the location of the gas main by test-hole (pot-holing). The utility locates were completed by MGE’s contractor, USIC Locating Services, Inc. Several parties have retained counsel. One lawsuit was filed on March 22, 2013 on behalf of six injured restaurant employees against MGE, USIC, Heartland Midwest, Time Warner Cable, Missouri One Call (Missouri’s notification center for utility locates), and MGE employee Michael Palier (MGE’s first responder). No demands have been made. MGE will assess its potential exposure as the matter progresses. A second lawsuit was filed on April 18, 2013 on behalf of Heartland Midwest employee, Michael Tanner, and wife, Crystal Tanner, against MGE, USIC, and Mr. Palier. Legal fees and costs associated with the initial response through March 2013 were approximately $428,000.
Joplin, Missouri Tornado. On Sunday, May 22, 2011, what has been described as the worst tornado in the United States in the last 60 years and one of the deadliest in American history, struck Joplin, Missouri, a city served by MGE. The tornado was designated by the National Weather Service as an EF-5, the strongest category on the Enhanced Fujita Scale. Over ten miles of MGE’s mains and in excess of 3,500 service lines were damaged beyond repair and removed from service.
On June 10, 2011, MGE filed an application with the MPSC requesting authority to defer the financial impact of the tornado that struck Joplin on the grounds that the tornado constituted a material, extraordinary and non-recurring event with respect to MGE’s operations. On January 25, 2012, the MPSC issued its Report and Order in which it granted MGE’s request to defer as a regulatory asset for consideration of recovery in a future rate proceeding the incremental costs occasioned by the tornado but denied MGE’s request to defer as a regulatory asset for consideration of recovery in a future rate proceeding the lost revenues due to the tornado.
MGE has pursued insurance recoveries related to the property damage incurred. MGE has received approximately $7.2 million in total. MGE received $3.1 million, $0 and $0 in the three months ended March 31, 2013, the period from Acquisition (March 26, 2012) to March 31, 2012 and the period from January 1, 2012 to March 25, 2012, respectively.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)
(unaudited)

NOTE 10 – REGULATORY MATTERS, COMMITMENTS, CONTINGENCIES, AND
ENVIRONMENTAL LIABILITIES – Continued
To date, MGE estimates that the net loss in customers is approximately 2,200 that will have an ongoing impact on net earnings estimated to be approximately $0.7 million per year until the customers have re-established service.
MGE is involved in legal, tax and regulatory proceedings before various courts, regulatory commissions and governmental agencies regarding matters arising in the ordinary course of business.
MGE recognizes legal expenses and other related fees in the period in which they occurred. Reserves are established when necessary when management believes a loss is probable and reasonably estimable.
MGE records accrued liabilities for litigation and other claim costs when management believes a loss is probable and reasonably estimable. When management believes there is at least a reasonable possibility that a material loss or an additional material loss may have been incurred, MGE discloses (i) an estimate of the possible loss or range of loss in excess of the amount accrued; or (ii) a statement that such an estimate cannot be made. As of March 31, 2013 and December 31, 2012, MGE recorded litigation and other claim-related accrued liabilities of $2.0 million and $1.7 million, respectively.
Except for the matters discussed above, MGE does not have any material litigation or other claim contingency matters assessed as probable or reasonably possible that would require disclosure in the financial statements.

5.	Other Commitments and Contingencies
Regulation and Rates.  See Note 11 for potential contingent matters associated with the MGE’s regulated operations.
Unclaimed Property Audits.   MGE is subject to the laws and regulations of states and other jurisdictions concerning the identification, reporting and escheatment (the transfer of property to the state) of unclaimed or abandoned funds, and is subject to audit and examination for compliance with these requirements.  MGE is currently being examined by a third party auditor on behalf of nine states for compliance with unclaimed property laws.

NOTE 11 – REGULATION AND RATES:
On April 2, 2009, MGE made a filing with the MPSC seeking to implement an annual base rate increase of approximately $32.4 million. On February 10, 2010, the MPSC issued its Report and Order in this case, authorizing a revenue increase of $16.2 million and approving distribution rate structures for MGE’s residential and small general service customers (which comprised approximately 99% of its total customers and approximately 91% of its net operating revenues at the time the rates went into effect) that eliminate the impact of weather and conservation for residential and small general service margin revenues and related earnings in Missouri. The new rates became effective February 28, 2010. Judicial review of the MPSC’s Report and Order was sought by the Office of the Public Counsel, with respect to rate structure issues, and by MGE, with respect to cost of capital issues. By opinion issued on March 20, 2012, the Southern District of the Missouri Court of Appeals affirmed the MPSC’s Report and Order. That opinion is now final.